                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Amendment No. 3 to the Registration Statement (Form S-3, No. 333-76780) and related Prospectus of Cardima, Inc. for the registration of 5,329,846 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 2002, with respect to the financial statements of Cardima, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP

Palo Alto, California

May 17, 2002